EXHIBIT 10.2
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                 FIRST AMENDMENT TO PURCHASE AGREEMENT


       This First Amendment to Purchase Agreements is entered into effective as of August 6, 1997 (the "Amendment"), by and between Sherry Lane Associates ("Seller"), and Cottonwood Realty Services, L.L.C. ("Buyer").

       WHEREAS, Seller and Buyer entered into that certain Purchase Agreement dated effective as of July 7, 1997 (as amended, the "Contract"), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase from Seller, Seller's rights, titles and interests in and to the property more particularly described in the Contract (collectively, the "Property"); and

       WHEREAS, Seller and Buyer mutually desire to modify the Contract to reflect an extension in the Due Diligence Period (as defined in the Contract).

       NOW, THEREFORE, for and in consideration of the recitals contained above, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:

       1. Unless otherwise defined in this Amendment or the context otherwise requires, each term used in this Amendment with its initial letter capitalized, which has been defined in the Contract, shall have the same meaning as given to such term in the Contract.

       2. Section 4B of the Contract is hereby amended such that the first sentence of that Section shall be deleted and shall be replaced with the following initial sentence:

               "B.     DUE DILIGENCE REVIEWS.  Buyer shall have until
5:00 p.m. (Central time) on August 8, 1997 (the "Due Diligence Period"), within which to perform and complete all of Buyer's due diligence examinations, review and inspections of all matters pertaining to the purchase of the Property, including all leases, service contracts, survey and title matters, and all physical, environmental and compliance matters and conditions respecting the Property."

       3. Except as expressly modified in this Amendment, no term or provision of the Contract is or shall be amended, modified or supplemented, and the Contract, as hereby amended, is hereby acknowledged and affirmed.

       4. This Amendment may be executed in any number of identical counterparts. If so executed, then each of such counterparts is deemed to be an original and all such counterparts shall, collectively, constitute one agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such fully executed counterpart.














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       IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment to be effective as of the date first set first above.

               SELLER:
               ------

               SHERRY LANE ASSOCIATES,
               a Texas general partnership

               By: CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIII, an Illinois limited partnership, its general partner

                       By:     JMB REALTY CORPORATION,
                               a Delaware corporation,
                               its general partner


                               By:     /s/ BRIAN K. ELLISON
                                       ------------------------------
                               Name:   Brian K. Ellison
                                       ------------------------------
                               Title:  Vice President
                                       ------------------------------


               BUYER:
               -----

               COTTONWOOD REALTY SERVICES, L.L.C.,
               a Texas limited liability company,


               By:     /s/ ROBERT J. AXLEY
                       ------------------------------
                       Robert J. Axley
                       Managing Director

































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